APPENDIX A

Distribution Plan Payments

Fund	Classes	Rule 12b-1 Fee (1)
Absolute Capital Opportunities Fund		N/A
Absolute Credit Opportunities Fund		N/A
Absolute Strategies Fund	Institutional	N/A
	R	0.35% (limited to 0.25%)
Auxier Focus Fund	Institutional	N/A
	Investor	N/A
	A	0.25%
Beck, Mack & Oliver International Fund		N/A
Beck, Mack & Oliver Partners Fund		N/A
DF Dent Midcap Growth Fund		N/A
DF Dent Premier Growth Fund		N/A
DF Dent Small Cap Growth Fund		N/A
Exceed Defined Enhancement Index Fund	Institutional	N/A
	Investor	0.25%
Exceed Defined Hedge Index Fund	Institutional	N/A
	Investor	0.25%
Exceed Defined Shield Index Fund	Institutional	N/A
	Investor	0.25%
Golden Small Cap Core Fund	Institutional	N/A
	Investor	0.25%
Golden Large Cap Core Fund	Institutional	N/A
	Investor	0.25%
Lebenthal Lisanti Small Cap Growth Fund		N/A
LMCG Global Market Neutral Fund	Institutional	N/A
	Investor	0.25%
LMCG Global MultiCap Fund	Institutional	N/A
	Investor	0.25%
LMCG International Small Cap Fund	Institutional	N/A
	Investor	0.25%
MAI Managed Volatility Fund	Institutional	N/A
	Investor	0.25%
Merk Absolute Return Currency Fund	Institutional	N/A
	Investor	0.25%
Merk Hard Currency Fund	Institutional	N/A
	Investor	0.25%
Monongahela All Cap Value Fund		N/A
Payson Total Return Fund		N/A
Polaris Global Value Fund		N/A
Steinberg Select Fund	Institutional	N/A
	Investor	0.25%
The BeeHive Fund		0.25% (payments suspended)

(1)Indicates the current fees payable under the Distribution Plan adopted with respect to a Fund or Class. Not applicable (N/A) indicates that the Fund or Class has not adopted a Distribution Plan.

Note: All percentages are based on average daily net assets.